Exhibit 99

FOR IMMEDIATE RELEASE

  Digital Lifestyles Announces Letter of Intent to Acquire
                 Protron Digital Corporation

WALNUT, CA-- (MARKET WIRE)-September 9, 2005 -- Digital Lifestyles Group Inc. (DLFG.PK) today announced that it has signed a non-binding Letter of Intent to enter into a merger with Protron Digital Corporation, a consumer electronics company focused on the manufacture and sale of home entertainment systems. Protron currently offers home theatre systems, LCD monitors, High Definition TVs, portable DVD players and other digital home entertainment products marketed under the Protron brand name. Protron Corporation is a privately-held company of which one of its principal owners is Leo Chen, a member of the Board of Directors of Digital Lifestyles Group. Protron's projected unaudited revenues through December 2005 are anticipated to be in excess of $300 million.

This merger is expected to result in Protron's current owners retaining majority control of Digital Lifestyles Group. This merger would be subject to shareholder approval of Digital Lifestyles Group, among other conditions such as equity and debt financing, as well as the extinguishment and/or negotiation of the current debt to the satisfaction of Protron. In addition, Protron's current shareholders would enter into noncompetition agreements with the Company. The terms of the proposed acquisition set forth in the Letter of Intent could change materially. In addition, there can be no assurance that the transaction will be consummated.

Andy Teng, Chairman and CEO of Digital Lifestyles Group, stated: "We are excited about the opportunity to combine Digital Lifestyle Group's talent, experience and corporate platform with Protron's growing operations and reputation in the consumer electronics business. A merger of these two companies will allow us to maximize the existing intellectual capital and assets of both organizations and create an organization that we believe can play a significant role in the consumer electronics marketplace and ultimately deliver value to the Company's current and potential future shareholders."

Leo Chen, President of Protron Digital Group, commented, "We are excited about the opportunity to join forces with Digital. We believe that we can combine our products and customer relationships with Digital's to continue on our quest to build an industry leading consumer electronics company. We intend to work diligently as a group to consummate the proposed transaction in timely manner."

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About Digital Lifestyles Group Inc.

Digital Lifestyles Group Inc. is a computer and consumer electronics company that designs, manufactures and markets digital lifestyle products. More information about Digital
Lifestyles Group will be made available upon request.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "believe," "estimate," "project," "expect" or similar expressions, and statements such as those related to a potential merger with Protron Digital Corporation, the expected method of payment for the proposed purchase price, whether or not the transaction can be consummated, the time frames for consummation of the transaction, the role of the combined companies in the consumer electronic marketplace, the potential value of the proposed transaction to current and future shareholders and the prospects related to the consumer electronics industry. These statements are made within the meaning of Section 27A of the Securities Act of 1933, as amended, and the provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Digital Lifestyles Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the ability for the Company to raise sufficient funds to operate the business going forward, successful implementation of its restructuring plan, including the ability to generate positive cash flow from operations and the ability of the Company to satisfy its existing creditors, the ability of the Company to consummate the transaction, which is subject to a number of contractual, conditions, such as shareholder approval and execution of a merger agreement satisfactory to the Company, the general acceptance of the Company's products in the marketplace, the ability of the Company to compete with its competitors and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. There can be no assurance that any estimations or projections set forth in this release can be obtained. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward looking statements.

Investor Contact:

Andy Teng
(626) 625-5705

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